UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 9, 2006
Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 EMPLOYMENT AGREEMENT DATED 11-9-06
EX-99.1 PRESS RELEASE DATED 11-10-06

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On November 10, 2006, Emdeon Corporation issued a press release announcing that Mark D. Funston is joining Emdeon as its Chief Financial Officer, effective November 13, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Mr. Funston, who is 47 years old, served as Chief Financial Officer of Group 1 Software, Inc., a publicly traded software company, from 1996 until its acquisition by Pitney Bowes in 2004. From 1989 to 1996, Mr. Funston was Chief Financial Officer of COMSAT RSI, Inc. (formerly Radiation Systems, Inc.), a publicly traded telecommunications manufacturing company acquired by COMSAT Corporation in 1994. Since November 2005, Mr. Funston has served as Interim Chief Financial Officer of Digital Harbor, Inc., a privately held software company serving both the government and financial services markets. For a transition period of approximately one month after joining Emdeon, Mr. Funston expects to continue to provide such services to Digital Harbor, Inc. on a part-time consulting basis.
     On November 9, 2006, Emdeon and Mark Funston entered into an employment agreement, the material terms of which are described below:
•	The agreement provides for an employment period for five years from November 13, 2006 (subject to earlier termination as described in the employment agreement).

•	Under the agreement, Mr. Funston's annual base salary is $375,000 and Mr. Funston is eligible to receive an annual bonus of up to 50% of his annual base salary. The amount of any bonus will be in the discretion of the Compensation Committee of the Board of Emdeon.

•	In accordance with the employment agreement, Mr. Funston was granted on the first day of his employment, 60,000 shares of restricted Emdeon common stock and a nonqualified option to purchase 180,000 shares of Emdeon stock. The per share exercise price applicable to the option is the closing price of Emdeon stock on the date of grant (November 13, 2006), which was $11.60 per share. Each of the awards is scheduled to vest in equal annual installments of 25% commencing on the first anniversary on the grant date subject to his continued employment on the applicable vesting dates (except as described below).

•	In the event of the termination of Mr. Funston’s employment by us without “cause” (as described below), he would be entitled to: (i) continuation of his base salary, as severance, for one year for each year of completed service with a minimum of one year and a maximum of three years (provided that if the termination occurs following a Change of Control (as defined in the Emdeon Amended and Restated 2000 Long-Term Incentive Plan), the minimum severance will be two years); (ii) payment of COBRA premiums as if he were an active employee with similar coverage during the period he is receiving severance (up to 18 months), (iii) the restricted stock described above will vest and the restrictions thereon lapse on the date of termination in that portion of the award that would have vested on the next vesting date following the termination of employment or, if such termination occurs after the second anniversary of the grant date, the next two vesting dates (to the extent not previously vested) and (iv) the option will continue to vest and remain outstanding through the next vesting date following the termination of employment (or, if such termination occurs following the second anniversary of the grant date, the next two vesting dates (to the extent not previously vested). If his employment is terminated as a result of his becoming disabled or his death, he (or his estate) will be entitled to the payments and benefits as if his employment had been terminated by Emdeon without cause.

•	If Mr. Funston’s employment is terminated by us for “cause” or by him, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

•	For purposes of Mr. Funston’s employment agreement: “cause” generally includes (i) his bad faith in connection with the performance of his duties or his willful failure to follow the lawful instructions of the Chief Executive Officer, the Board or the Audit Committee, following written notice and a twenty (20) day period of time to remedy such failure; (ii) his engaging in any willful misconduct that is, or is reasonably likely to be, injurious to Emdeon (or any of its affiliates) or which could reasonably be expected to reflect negatively upon Emdeon or otherwise impair or impede its operations; (iii) his material breach of a policy of Emdeon, which breach is not remedied (if susceptible to remedy) following written notice and a twenty (20) day period of time to remedy such breach; (iv) his material breach of the employment agreement, which breach is not remedied (if susceptible to remedy) following written notice and a twenty (20) day period of time to remedy such breach; or (v) his commission of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

•	Provisions were included in the agreement so that severance payable, if any, is not characterized as deferred compensation under Section 409A of the Internal Revenue Code.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased for any reason.
The above summary is qualified in its entirety by reference to the employment agreement itself, a copy of which is attached hereto as Exhibit 10.1 to this Current Report and which is incorporated by reference in this Item 5.02 in its entirety.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following exhibits are filed herewith:

Exhibit
Number	Description

10.1	Employment Agreement, dated as of November 9, 2006, between the Registrant and Mark Funston

99.1	Press Release, dated November 10, 2006, announcing new Chief Financial Officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: November 14, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated as of November 9, 2006, between the Registrant and Mark Funston

99.1	Press Release, dated November 10, 2006, announcing new Chief Financial Officer